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                                                                   EXHIBIT 10.23
                                   SUBLEASE
                                   --------


     This Sublease (the "Sublease") is dated as of Nov 15th, 1999, and is by and between Thyssen Dover Elevator, a Delaware corporation ("Tenant") and HomeGrocer.com, a Delaware corporation ("Subtenant"). Tenant, as Dover Elevator Company, entered into a lease (the "Lease") with Yarrow Bay Office I Limited Partnership, as landlord ("Landlord"), dated January 7th, 1998, regarding premises known as Suite 200 & Suite 202, (the "Premises") located at The Plaza at Yarrow Bay (Building I) (the "Building"). A copy of the Lease is attached hereto as Exhibit A and incorporated herein by this reference.
          ---------

     The parties hereto have agreed that Tenant shall sublet the Premises to Subtenant. The parties agree as follows:

     1.  Premises. Tenant hereby subleases to Subtenant the entire Premises,
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consisting of 9157 rentable square feet, more or less, of the space on the 2nd floor of the Building, as delineated on the floor plan attached hereto as Exhibit B. Neither Subtenant nor Tenant shall commit, or permit to be committed, any occurrence, act or event which would violate any term or condition of the Lease.

     2.  Term. This Sublease shall be for a term of eight years and three
         ----
months, beginning on November 15, 1999 (the "Commencement Date") and ending on February 14, 2008, unless sooner terminated pursuant to the terms of this Sublease or pursuant to the Lease. Notwithstanding the Commencement Date, if for any reason Tenant cannot deliver possession of the Premises to Subtenant on the Commencement Date, Tenant shall not be subject to liability therefor, nor shall such failure affect the validity of this Sublease or obligations of the Subtenant hereunder or extend the term hereof, but in such case Subtenant shall not be obligated to pay rent until possession of the Premises is tendered to Subtenant. Notwithstanding the foregoing, if Tenant has not delivered possession of the Premises to Subtenant within ninety (90) days after the Commencement Date, then Subtenant may, at Subtenant's option, by notice in writing to Tenant within ten (10) days thereafter, terminate this Sublease. If this Sublease is so terminated, all parties shall be discharged from all obligations hereunder, and Tenant shall refund to Subtenant any prepaid rent or security deposit paid by Subtenant. If Tenant permits Subtenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Sublease. Early possession shall not advance the termination date of this Sublease.

     3.  Rent. Subtenant shall pay direct to Landlord, with a copy of such
         ----
payment to Tenant, rent at the triple net (NNN) rates set forth for the following periods:

         Month 01 - 03 (11/15/99 -02/14/00)        $ 17,169.38
         Month 04 - 15 (02/15/00 -02/14/01)        $ 17,932.46
         Month 16 - 27 (02/15/01 -02/14/02)        $ 18,695.54
         Month 28 - 39 (02/14/02 -02/14/03)        $ 19,458.63
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per month, in advance on the first day of every month during the term hereof, without deduction or offset. Tenant has already paid the rent for the period 11/1/99 through 11/30/99, and Subtenant shall reimburse Tenant for that portion of the rent for the period 11/16/99 through 11/30/99.

Rent for the period of months forty (40) through ninety-nine (99) shall be the then fair market rent mutually agreed upon by Tenant and landlord, but in no event shall be less than $20,221.71 per month. Landlord's acceptance of rent from Subtenant shall not be deemed a waiver of any rights of the Landlord under the Lease.

     4.  Use. The Premises shall be used for general office and related purposes
         ---
consistent with the operation of a first class office building and for no other purpose.

     5.  Incorporation of Lease Terms. All the terms and conditions contained in
         ----------------------------
the Lease, except for Sections 3.1 of the Lease, are made terms and conditions of this Sublease (with each reference in the Lease to Landlord and Tenant to be deemed to refer in this Sublease to Tenant and Subtenant, respectively). Subtenant shall not have any right to exercise any options provided to Tenant in the Lease without Tenant's prior written consent, which consent may be withheld in Tenant's sole discretion. Tenant hereby warrants that there is not uncured breach or default of the Lease by Tenant, and Tenant covenants not to commit any act or omission that is or may result in, a breach or default of the Lease.

     6.  Condition of Premises. Subtenant has inspected the Premises and accepts
         ---------------------
them in their present condition, AS IS, without warranty of any kind or nature, express or implied. Subtenant hereby assumes all of Tenant's obligations under the Lease (except as provided otherwise under Section 5 above, and except as otherwise set forth in this Sublease), and agrees to perform all Tenant's obligations under the Lease, as modified hereunder. In case of a conflict between the Sublease and the Lease, the Sublease shall control.

     7.  Assignment. Subtenant shall not assign this Sublease nor sublet the
         ----------
Premises in whole or in part.

     8.  Additional Charges. Subtenant shall pay to Landlord, with copy of such
         ------------------
payment to Tenant, in advance on the first day of each month hereunder, without deduction or offset, that portion of additional rent or other sums owed under the Lease, including without limitation under Sections 3.3 and 5.1 thereof. Any rent or other sums payable by Subtenant under this Section 8 shall be deemed additional rent and shall be collectible as such. If Tenant shall receive any refund under this Section 8, Subtenant shall be entitled to the return of so much of the refund as shall be attributable to prior payments by Subtenant. Landlord's acceptance of additional rent from Subtenant shall not be deemed a waiver of any rights of the Landlord under the Lease.

     9.  Limitation. Notwithstanding anything contained herein to the contrary,
         ----------
the only services or rights to which Subtenant is entitled hereunder are those to which Tenant is entitled under the Lease, and for all such services and rights Subtenant shall look directly to Landlord under the Lease.

                                      -2-
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     10. Indemnity. Subtenant shall neither do nor permit anything to be done
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which would cause the Lease to be in default, or to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Landlord under the Lease. Subtenant shall indemnify and hold Tenant harmless from and against all claims, liabilities, losses and expenses (including attorneys fees) of any kind whatsoever by reason of any breach or default on the part of Subtenant by reason of which the Lease may be terminated or forfeited.

     11. Security Deposit. Subtenant has paid Tenant on the execution and
         ----------------
delivery of this Sublease the sum of twenty thousand dollars ($20,000.00) as security for the full and faithful performance of the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed or observed, including but not limited to payment of rent and additional rent in default or for any other sum which Tenant may expend or be required to expend by reason of Subtenant's default. If Subtenant shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed or observed, the security deposit, or any unapplied balance thereof, shall be returned to Subtenant within thirty (30) days after the time fixed as the expiration of the demised term and after the removal of Subtenant and surrender of possession of the Premises to Tenant.

     12. Entire Agreement. All prior understandings and agreements between the
         ----------------
parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing which is signed by the party against whom enforcement of the change or termination is sought.

     13. Notices. Any notice or demand which either party may or must give to
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the other hereunder shall be in writing and delivered personally or sent by registered mail, postage prepaid, or sent by facsimile, addressed, if to Tenant, as follows:


     Thyssen Dover Elevator
     P.O. Box 2177
     Memphis, TN 38101
     Ph. No: 601-342-4300
     Fax No.: 601-342-4346


     and if to Subtenant, as follows:


     HomeGrocer.com, Inc.
     Attention:  Facilities Manager
     10230 NE Points Drive, Suite 200
     Kirkland, WA 98033
     Ph. No.: 425-201-7591
     Fax No.: 425-201-7877

     HomeGrocer.com, Inc.
     Attention:  General Counsel
     10230 NE Points Drive
     Kirkland, WA 98033
     Ph. No.: 425-201-7850
     Fax No.: 425-201-7805

Either party may, by notice in writing, direct the future notices or demands be sent to a different address. Subtenant agrees to immediately notify Tenant in the manner set forth above of any notice that Subtenant receives from Landlord concerning the Premises, the Building, the Lease, or this Sublease. Notices delivered personally shall be deemed given when delivered; notices sent by facsimile shall be deemed given upon electric confirmation of successful transmission; and notices sent by mail shall be deemed given three (3) business days after being placed in the mail.

     14. Successors and Assigns. The covenants and agreements herein contained
         ----------------------
shall be binding upon and shall inure to the benefit of Tenant, Subtenant, and their respective executors, administrators, successors and assigns.

     15. Agency Disclosure and Commission. Tenant and Subtenant each represent
         --------------------------------
and warrant to the other that neither has employed, retained or consulted any broker, agent, or finder in carrying on the negotiations in connection with this Agreement or the purchase and sale referred to herein. Tenant and Subtenant shall each indemnify and hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of any brokerage fee, commission or other compensation arising by reason of the indemnitor's breach of this representation and warranty.

     16. Personal Property. Subtenant has agreed to purchase certain tangible
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assets listed on Exhibit "C", and receipt of payment for these assets of
$233,700.00 is a condition precedent to the execution of this sublease. All assets are sold in an AS-IS condition, and Subtenant has inspected and accepts this condition. Tenant and Subtenant agree and covenant to sign any and all additional documents and other instruments necessary to carry out the terms of this Section 16.

     17. Parking. Subtenant is entitled to all of the parking rights granted to
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Tenant under, and set forth in, the Lease.

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Dated this 15th day of November, 1999.

                              TENANT:

                              Thyssen Dover Elevator

                              By: /s/ John DeMartino
                                  ------------------

                              Name: John DeMartino
                                    --------------

                              Title: President & COO
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                              SUBTENANT:

                              HomeGrocer.com

                              By: /s/ Kristin Stred
                                  -----------------

                              Name: Kristin Stred
                                    -------------

                              Title: VP & Corporate Secretary
                                     ------------------------

                                      -5-